Exhibit 99.1

lululemon Announces Evolved Structure of Product and Brand Teams
Elevates Global Creative Director and establishes Chief Brand & Product Activation Officer role
Announces departure of Chief Product Officer
VANCOUVER, British Columbia – May 21, 2024 -- lululemon athletica inc. (NASDAQ:LULU) today announced it is implementing an updated and more integrated organizational structure, in conjunction with the departure of Sun Choe, Chief Product Officer, who has resigned and will leave the company later this month to pursue another opportunity.
The strategic organizational changes are intended to support the company’s near- and long-term growth plans, accelerate product innovation, and further enable its go-to-market strategies. The company does not intend to replace the role of Chief Product Officer.
Effective immediately, Jonathan Cheung, Global Creative Director, will report to CEO Calvin McDonald and will drive the product design and innovation roadmap, continuing to oversee Design, Innovation, and Product Development. Cheung has a successful track record with more than 30 years of experience in senior creative leadership roles at global brands.
The company will also create a new team comprised of leaders from its Merchandising and Brand functions to scale its global and regional go-to-market strategies. Nikki Neuburger will become Chief Brand & Product Activation Officer, overseeing Merchandising, Footwear, and Product Operations, in addition to her current responsibilities leading Brand. Elizabeth Binder, Chief Merchandising Officer, will report to Neuburger.
“We are grateful for Sun’s many contributions to the company over the past seven years, and she leaves us as a stronger, product-led organization with dynamic leaders ready to take us forward,” McDonald said.
“Looking ahead, I am confident in the strength of our Design, Merchandising, and Brand teams, and excited by how the new structure will enable us to solve for the unmet needs of our guests in a more efficient, unique, and powerful way.”
lululemon will report its financial results and earnings for the first quarter of 2024 on Wednesday, June 5, following market close.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a technical athletic apparel, footwear, and accessories company for yoga, running, training, and most other activities, creating transformational products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Setting the bar in innovation of fabrics and functional designs, lululemon works with yogis and athletes in local communities around the world for continuous research and product feedback. For more information, visit lululemon.com.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; changes in consumer shopping preferences and shifts in distribution channels; the acceptability of its products to guests; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; its ability to accurately forecast guest demand for its products; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on a relatively small number of vendors to supply and manufacture a significant portion of its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; global or regional health events such as the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; global economic and political conditions; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and patents and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124
or
lululemon athletica inc.
Madi Wallace
1-604-732-6124
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